UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 12, 2010 (July 12, 2010)
Date of Report (Date of earliest event reported)
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1516132
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
(317) 328-5660
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On July 12, 2010, Calumet Specialty Products Partners, L.P. (the “Company”) provided preliminary results for the three months ended June 30, 2010. The Company increased its second quarter throughput rates as compared to those in the first quarter in order to meet increasing specialty products demand and historically higher demand for fuel products during the second quarter. For the three months ended June 30, 2010, the Company currently estimates its revenue to be between $511.0 million and $516.0 million and its Adjusted EBITDA to be between $27.0 million and $30.0 million. Adjusted EBITDA differs from net income due to the Company’s preliminary estimates of depreciation and amortization of $15.2 million and interest expense of $7.3 million but excluding the impact of unrealized hedging activities and adjustments for taxes and various accrual accounting items, which are unquantifiable at this time. These estimates represent the most current information available to management. As of the date of this report, such estimates have not been subject to the Company’s normal quarterly financial statement closing and interim condensed financial statement preparation processes. As a result, the Company’s actual financial results could be different from these estimates, and those differences could be material. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the estimated financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information, and assume no responsibility for, and disclaim any association with, such estimated financial information.
     References in this report to “the Company,” “we,” “our” or like terms refer to Calumet Specialty Products Partners, L.P. and its subsidiaries collectively.
     In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 2.02 of this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.
Item 8.01 Other Events
     (a) On July 12, 2010, the Company issued a press release announcing that it and Calumet Finance Corp., a wholly owned subsidiary of the Company, intend to offer for sale in a private placement under Rule 144A to eligible purchasers $450 million in aggregate principal amount of senior unsecured notes. A copy of the press release is included herewith as Exhibit 99.1.
     (b) In connection with its offering of senior unsecured notes, the Company is providing the following supplemental information, which is contained in the offering materials.
     The cancellation of our term loan facility following the issuance of the notes may result in a termination of one of our derivative contracts, which may require us to make termination payments to the counterparty, post additional collateral, lose certain derivative positions and/or enter into replacement contracts, if available.
     Both our profitability and our cash flows are affected by volatility in prevailing crude oil, gasoline, diesel, jet fuel and natural gas prices. We enter into financial derivatives designed to mitigate the impact of commodity price fluctuations on our business. The primary purpose of our commodity risk management activities is to economically hedge our cash flow exposure to commodity price risk so that we can meet our cash distribution, debt service and capital expenditure requirements despite fluctuations in crude oil and fuel products prices. As of March 31, 2010, the mark to market of all our derivative positions was an asset of approximately $5.5 million, with an aggregate of approximately 13 million barrels of fuel products crack spread hedges. Management estimates that these amounts as of June 30, 2010 were a liability of approximately $10 million and approximately 13 million barrels, respectively.
     As a result of the repayment and termination of our existing term loan at the closing of this offering and the related termination of the liens thereunder, the counterparty to one of our master derivative contracts will have the right to terminate such contract. The counterparty to such contract, which is an affiliate of an initial purchaser, may require us to make certain termination payments, the amount of which is calculated by such counterparty. We estimate the payments may be between approximately $3.0 million and $5.0 million, using an estimate of current mark to market values, but the amount of such payments could be materially more. If this contract is terminated, we may not be able to enter into replacement derivative contracts on the same or more favorable terms. Even if the counterparty does not terminate the contract, we may be required by such counterparty to post additional collateral and/or pay other fees and payments. We expect to fund any such payments and fees with borrowings under our new revolving credit facility or with cash flows from operations to the extent available. Our payment of termination fees, posting of additional collateral, loss of our hedge positions or replacement of the current contract could have a material adverse effect on our liquidity and financial condition and our ability to make payments on the notes and our other debt obligations.

     (c) In connection with its offering of senior unsecured notes, the Company is providing the following supplemental information, which is contained in the offering materials.
     The following table depicts the diversity of end use applications by the products we produce:

Representative Sample of End Use Applications by Product Category
Lubricating
Oils	Solvents	Waxes	Asphalt & Other	Fuels
21%(1)	13%(1)	2%(1)	13%(1)	51%(1)
• Hydraulic Oils	• Waterless hand cleaners	• Paraffin waxes	• Roofing	• Gasoline
• Passenger car motor oils

• Railroad engine oils

• Cutting oils

• Compressor oils

• Rubber process oils

• Industrial lubricants

• Gear oils

• Grease

• Automatic transmission fluid

• Animal feed dedusting

• Baby oils

• Bakery pan oils

• Catalyst carriers

• Gelatin capsule lubricants

• Sunscreen	• Alkyd resin diluents • Automotive products • Calibration fluids • Camping fuel • Charcoal lighter fluids • Chemical processing • Drilling fluids • Printing inks	• FDA compliant products • Candles • Adhesives • Crayons • Floor care • PVC • Paint strippers • Skin & hair care • Timber treatment • Waterproofing • Pharmaceuticals • Cosmetics	• Paving	• Jet fuel • Diesel • Fluid catalytic cracking feedstock • Asphalt vacuum residuals • Mixed butanes

(1)	Based on such product category’s percentage of actual total production for the year ended December 31, 2009. We do not produce any of these end-use products except for the end-use products listed above under “Fuels.”

Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit
Number	Description

99.1	Press release dated July 12, 2010

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
	By:	CALUMET GP, LLC,
its General Partner

Date: July 12, 2010	By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

99.1	Press release dated July 12, 2010